Exhibit 99.1

NIMA ASSET MANAGEMENT LLC
c/o FRIEDBERG COHEN COLEMAN & PINKAS LLP
Attention: John Coleman Esq.
444 Madison Avenue, Suite 805
New York, NY  10022

Re: Amended and Restated Agreement. as of April 8, 2009

Empire Resorts Inc.
Monticello, New York

Re: Consulting Agreement between NIMA ASSET MANAGEMENT LLC (“NIMA”) and Empire Resorts, Inc. (the “Company”)

Sirs:

1. Introduction
This Letter Agreement (“Agreement”) confirms the agreement of the Company and NIMA relating to NIMA’s commitment to serve as an independent consultant to the Company from time to time, and to provide to the Company the services of its Managing Member, Eric Reehl (“Reehl” and NIMA, collectively “NIMA”), to the extent requested by the Board of Directors of the Company (“Board”).

2. Retention of Services

(a)
At the request of the Board, NIMA shall provide the services of Reehl as an Acting CRO and/or CFO, and NIMA will address the issues facing the Company, including the recapitalization of the Company, as more fully described below.  NIMA, and Reehl, shall be considered to stand within the attorney-client privilege among or between the Company and its counsel.

(b)	NIMA shall coordinate the financial management and restructuring issues facing the Company with members of the Board and senior management of the Company.

(c)
NIMA shall provide the following services to assist the Company in the accomplishment of its financial, operational, and strategic goals in coordination with the Board and the Company's senior management (collectively, the “Services”):

1.	Establish a plan to re-finance or modify the Company’s indebtedness and secure additional sources of both debt and equity capital, and assist in the execution of these efforts;

2.	Manage the Company’s restructuring process including, without limitation, assisting in (a) developing possible restructuring plans or strategic alternatives for maximizing enterprise value and (b) negotiating with creditors, lenders, vendors, suppliers, and other stakeholders in connection with any restructuring, including with respect to interim, permanent, bridge or other refinancing, and any restructuring or reorganization;

3.	Communicate and/or negotiate with outside constituents including without limitation lenders, customers, lessors, and suppliers;

4.	Assist management, if required, with the development of a strategic plan, and such other related forecasts to be utilized during negotiations with outside constituencies or by the Company for other corporate purposes;

5.	Assist in managing the purchase or acquisition of significant assets or business segments as part of the restructuring effort or thereafter; and

NIMA will keep the Board informed as to its progress in regards to the objectives and will work with Company personnel and third party professionals to fulfill such roles and will take such steps as may be necessary to avoid duplication with the Company's other professionals.

3. Privileged and Confidential Information and Work Product
The Company acknowledges that all advice (written or oral) given by NIMA to the Company in connection with this Agreement is intended solely for the benefit and use of the Company (limited to the Board and management) and will keep such information confidential and, except as otherwise provided by NIMA, will not publish, distribute or disclose in any manner any advice developed by or received from NIMA without its prior written approval (except to the Company's respective officers, directors, employees, agents, attorneys, advisors lenders, or prospective lenders and persons who have a need to know such information in order to perform services under this Agreement). Such approval shall not be unreasonably withheld.

NIMA’s approval is not needed if (a) the advice sought is required to be disclosed by law or by an order binding on the Company or Board, issued by a court having competent jurisdiction over the Company, as applicable (unless such order specifies that the advice to be disclosed is to be placed under seal) provided however that the Company shall provide NIMA with prompt written notice of such requirement, (b) such information is otherwise publicly available, (c) the disclosure is of information in the possession of the Company prior to this engagement or is independently developed by the Company, or (d) the disclosure is of information acquired from a third party who, to the Company's knowledge owes no obligation of confidence with respect to such information.

4. Fees
The Company agrees to compensate NIMA for its independent consulting services based on a combination monthly retainer and contingent success fee, as follows:

(a)
With regards to a monthly consulting fee, the Company shall pay NIMA $20,000 per month for a six (6) month period beginning April 8, 2009, and will extend on a month to month basis.  The Company shall provide NIMA with thirty (30) days written notice of its desire to discontinue this Agreement. The Company shall pay the first month amount on April 8, 2009, and shall make each monthly payment upon each 30-day anniversary thereafter while this Agreement continues in effect.

(b)
In the event that the Company achieves, exchanges or otherwise modifies or resolves conclusively its first and second mortgage indebtedness of the Company sufficient to effect a restructuring transaction or series of transactions approved by the Company before September 30, 2009, the Company shall pay to NIMA (or its designee) a cash amount of  $300,000 less all amounts previously paid pursuant to Section 4(a) above.

(c)
The Board shall have sole discretion to accept or reject any restructuring proposal. The Company shall have no liability to NIMA under this Agreement in the event the Board fails to accept any restructuring proposal or decides the Company would fare better in bankruptcy proceedings.

(d)
The Board may choose to award NIMA a discretionary performance bonus subsequent to a successful completion of a restructuring clearly attributable to the individual efforts and special talents of NIMA.

(e)	In consideration of this Agreement, NIMA shall not request any other compensation. Reehl shall not be an employee of the Company and shall not be considered eligible for any employee benefits.

(f)	The Company may accept offers from third parties to provide DIP or other financing without any obligation to NIMA beyond the compensation that has been provided for under this Agreement

In addition to the fees outlined above, NIMA will be reimbursed for reasonable direct expenses which are likely to be incurred in connection with his efforts on behalf of the Company. Direct expenses include reasonable and customary out- of- pocket expenses such travel, meals, accommodations, extraordinary telephone, overnight mail, messenger, legal counsel, and other reasonable expenses.

5. Limitation of Liability
The Company agrees to indemnify, hold harmless and defend NIMA and its principals, employees and all other personnel, including Reehl, against any and all losses, claims, damages, liabilities, penalties, judgments, awards, amounts paid in settlement, reasonable out- of- pocket costs, fees, expenses and disbursements including, without limitation, the reasonable out-of-pocket costs, fees, expenses and disbursements, as and when incurred, of investigating, preparing or defending any action, suit, proceeding or investigation (whether or not in connection with proceedings or litigation in which NIMA or any of its principals or representatives is a party), directly or indirectly caused by, relating to, based upon, arising out of or in connection with the engagement of NIMA as an independent consultant to the Company or any services rendered pursuant to such engagement; provided that the Company will not be responsible for payment of indemnification amounts hereunder (and any indemnified person shall reimburse the Company for indemnification amounts already paid) that are determined by a final judgment of a court of competent jurisdiction to have resulted from an indemnified person gross negligence or willful misconduct.

These indemnification provisions extend to the officers, directors, principals, members, managers, representatives, agents and counsel of NIMA and shall survive the termination or expiration of the engagement. The contract rights to indemnification conferred in this paragraph shall not be exclusive of any other right that any indemnified person may have or hereafter acquire under any statute, agreement, order of a bankruptcy court or pursuant to any directors and officers liability insurance policy.  The Company shall also reimburse any indemnified person for all reasonable out- of- pocket expenses incurred in connection with enforcing such indemnified person's rights under this Agreement. The Company agrees that it will obtain a modification of its Directors and Officers insurance to specifically include and cover Reehl under the Company's policies for officers' insurance during the interim period he is functioning as an Acting CRO and/or CFO or otherwise as an Officer or Director of the Company. The obligations of the parties as reflected herein shall survive the termination of the Engagement.

Inasmuch as Nima is an independent consultant and Reehl is employed by Nima, Nima will be responsible for all of its employment, income and other taxes incurred in connection with any income earned under this Agreement, commencing as of the actual date of execution of this agreement, provided, however, that the Company agrees to reimburse Nima and/or Reehl for income taxes relating to income earned during the period beginning April 8, 2009 and ending with July 7, 2009.   The Company acknowledges Nima has other business interests unrelated to the Company or its business, and Nima will maintain such interests during the term of this agreement.

6. Entire Engagement
This Agreement constitutes the entire understanding between the parties with respect to the subject matter and supersedes all prior written and oral proposals, understandings, agreements and/or representations, all of which are merged herein.  Any amendment or modification of this Agreement shall be in writing and executed by each of the parties hereto. This Agreement supersedes in its entirety the independent consultant agreement between Reehl and Empire Resorts, Inc. dated April 8, 2009 (the “Original Agreement”).

7. Governing Law and Jurisdiction
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The State and Federal Courts of New York shall have exclusive jurisdiction in relation of any claim, dispute or difference concerning the Agreement and any matter arising from it. The parties hereto irrevocably waive any right they may have to object to any action being brought in these Courts, to claim that the action has been brought to an inconvenient forum or to claim that those Courts do not have jurisdiction.

8. Notice
All notices required or permitted to be delivered under this Agreement shall be sent, if to us, to the address set forth above, to the attention of NIMA, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party.  All notices under the Agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

Please sign and return a copy of this letter signifying your agreement with the terms and provisions herein.

Very truly yours,

NIMA ASSET MANAGEMENT LLC

By:	/s/ Eric Reehl
Eric Reehl, Managing Member

Agreed to by:
Empire Resorts, Inc.

By:	/s/ Joseph Bernstein
Joseph Bernstein, CEO